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                                                                   Exhibit 10.30

                                LEASE AMENDMENT

     This Lease Amendment is entered into as of February 1, 1998,by and between Geerlings & Wade Inc., a Massachusetts Corp. ("Lessee"), and 47th Avenue South Properties, LLC, a Delaware limited liability company ("Lessor"), with reference to the following facts:

     A. Lessor and Lessee are the current parties to that certain Lease, dated as of October 6, 1994, for the Lease by Lessee of space in a building located at 6760 E. 47th Avenue Drive, Denver, Colorado 80216, as more particularly described in the Lease (the "Leased Premises"). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment. It is expressly understood that the terms of this agreement shall take precedence over the terms and conditions of the option provisions in Section 47 of the Addendum.

     B. Lessee and Lessor desire to amend the Lease to extend the Term of the Lease and increase the rent, and to make certain other changes to the Lease, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.0 Confirmation. Lessee acknowledges and agrees that: (a) Lessee is in sole possession of the Leased Premises demised under the Lease; (b) all work, improvements and furnishings required by Lessor under the Lease have been completed and accepted by Lessee; (c) all free rent and any other concession required under the Lease have been granted, used and otherwise satisfied; and
(d) it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Lessee under the Lease.

     2.0 Rent. Beginning on April 1, 1998, the monthly base rent identified in
Article 1.5 of the Lease is as follows:

Months 1-24     $2,975/month
Months 25-36    $3,117/month

     3.0 Term. The Term as identified in Section 1.4 of the Lease is extended until March 31, 2001.

     4.0 Lessee's Liability Insurance. Notwithstanding anything to the contrary contained in the Lease, Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Lessee against the risks of bodily injury and property damage, personal injury, contractual
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liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and the common area adjacent to the leased premises. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($ 1,000,000.00) per occurrence with TWO MILLION DOLLAR ($2,000,000.00) annual aggregate and an umbrella policy of ONE MILLION DOLLARS ($ 1,000,000.00) any one occurrence. Lessor and any lender and any other party in interest designated by Lessor shall be named as additional insured(s). The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease; shall cover contractual liability, and products liability; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Lessee hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall promptly increase said insurance coverage as required by Lessor.

     5.0 Rights of Lessor. Notwithstanding anything to the contrary contained in the Lease, Lessee shall permit Lessor and Lessor's agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party's agents to enter the Leased Premises at all reasonable times after reasonable notice except in case of emergency, for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of placing upon the Building any usual or ordinary "for sale" signs, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto.

     6.0 Priority of Encumbrances. Notwithstanding anything to the contrary contained in the Lease, this Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's
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right to quiet possession of the Leased Premises shall not be disturbed if
Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms, if any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     6.1 Execution of Documents. Lessee agrees to execute any documents that a re required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and the failure to do so within ten (10) days after written demand shall be a material default under the terms of this Lease for which no additional notice of cure period shall be required. It is understood by all parties that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or sale transaction.

     6.2 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor in interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Lessor's interest in the Leased Premises, Lessee shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the lessee of said successor in interest without change in the terms or other provisions of this Lease, provided, however, that said successor in interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Lessee of its obligations under this Lease, (ii) bound by any modification or amendment of this Lease to shorten the term or decrease the monthly rent without the consent of such lender or such successor in interest, (iii) liable for any act or omission of any previous landlord (including Lessor), (iv) subject to any offset, defense, recoupment or counterclaim that Lessee may have given to any previous landlord (including Lessor), or (v) liable for any deposit that Lessee may have given to any previous landlord (including Lessor) that has not, as such, been transferred to said successor in interest. Within ten (10) days after receipt of request by said successor in interest, Lessee shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor in interest.

     7.0 Execution by Lessee. Notwithstanding anything to the contrary contained in the Lease, within ten (10) days after the receipt of written request by Lessor, Lessee shall execute and deliver to Lessor an estoppel certificate acknowledging such facts regarding this Lease as Lessor may reasonably require, including without limitation, that (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no
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default exists on the part of Lessor or Lessee under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month's rent has been paid in advance; (v) Lessee has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder, and (vi) Lessee has no defense, set off, recoupment or counterclaim against Lessor. Any such estoppel certificate maybe relied upon by Lessor, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under
Article 25 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

8.0 General Provisions.

     8.1 Further Assurances. Lessor and Lessee each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment.

     8.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     8.3 Reaffirmation. As amended hereby, the Lease shall remain in full force and effect.

     8.4 Conflicts. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern.

     8.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

     9.0 Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party, to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and
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effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment.

  IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LESSOR:

47'h Avenue South Properties, LLC, a
Delaware limited liability company


By:  Divco West Group, LLC, a
     Delaware limited liability
     Company, Its Agent


By   /s/ Scott Smithers
     Scott Smithers, President

Date  2/18/98



LESSEE:

Geerlings & Wade, Inc., a Massachusetts
corporation

By:    David R. Pearce
Title  Vice President

Date   2/4/98